JPM345A

                            AMENDED AND RESTATED BY-LAWS
                                         OF
                       EACH MASTER TRUST LISTED ON SCHEDULE I
                                         AND
                       EACH FEEDER TRUST LISTED ON SCHEDULE II
                                         AND
                     EACH STAND ALONE TRUST LISTED ON SCHEDULE III


                                      ARTICLE I

                                     DEFINITIONS

           Each Trust listed on Schedule I is referred to in these By-Laws as a "Master Trust". Each Trust listed on Schedule II is referred to in these By-Laws as a "Feeder Trust". Each Trust listed on Schedule III is referred to in these By-Laws as a "Stand Alone Trust".

           In the case of each Trust, unless otherwise specified, capitalized terms have the respective meanings given them in the Declaration of Trust of such Trust dated as of the date set forth in Schedule I, II or III, as amended from time to time. In the case of each Feeder Trust and each Stand Alone Trust, the term "Holder" has the meaning given the term "Shareholder" in the respective Declarations of Trust.

                                     ARTICLE II

                                       OFFICES

           Section 1. Principal Office. In the case of each Master Trust, the principal office of the Trust shall be in such place as the Trustees may determine from time to time, provided that the principal office shall be outside the United States of America if the Trustees determine that the Trust is intended to be operated so that it is not engaged in United States trade or business for United States federal income tax purposes. In the case of each Feeder Trust and each Stand Alone Trust, until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

           Section 2. Other Offices. The Trust may have offices in such other places without as well as within the state of its organization and the United States of America as the Trustees may from time to time determine.

                                     ARTICLE III

                                       HOLDERS

           Section 1. Meetings of Holders. Meetings of Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests in the case of each Master Trust or 10% of the voting securities entitled to vote thereat in the case of each Feeder Trust and each Stand Alone Trust, such request specifying the purpose or purposes for which such meeting is to be called.

           Any such meeting shall be held within or without the state of organization of the Trust and within, or, if applicable, in the case of a Master Trust only without, the United States of America on such day and at such time as the Trustees shall designate. Holders of one third of the Interests in the case of each Master Trust or one third of the voting securities entitled to vote thereat in the case of each Feeder Trust and each Stand Alone Trust, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, other applicable law, the Declaration or these By-Laws. If a quorum is present at a meeting, an affirmative vote of the Holders present in person or by proxy, holding more than 50% of the total Interests in the case of each Master Trust, or 50% of the voting securities entitled to vote thereat in the case of each Feeder Trust and each Stand Alone Trust, present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless a greater number of affirmative votes is required by the 1940 Act, other applicable law, the Declaration or these By-Laws.

           All or any one or more Holders may participate in a meeting of Holders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

           In the case of The Series Portfolio or any Feeder Trust or any Stand Alone Trust, whenever a matter is required to be voted by Holders of the Trust in the aggregate under Section 9.1 and Section 9.2 of the Declaration of The Series Portfolio or Section 6.8 and Section 6.9 and Section 6.9(g) of the Declaration of the Feeder Trust and the Stand Alone Trust, the Trust may either hold a meeting of Holders of all series, as defined in Section 1.2 of the Declaration of The Series Portfolio or Section 6.9 of the Declaration of the Feeder Trust and the Stand Alone Trust, to vote on such matter, or hold separate meetings of Holders of each of the individual series to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other, (ii) a quorum consisting of the Holders of one third of the voting securities of the individual series entitled to vote shall be present at each such separate meeting except as may otherwise be required by the 1940 Act, other applicable law, the Declaration or these By-Laws and (iii) a quorum consisting of the Holders of one third of all voting securities of the Trust entitled to vote, except as may otherwise be required by the 1940 Act, other applicable law, the Declaration or these By-Laws, shall be present in the aggregate at such separate meetings, and the votes of Holders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

           Section 2. Notice of Meetings. Notice of each meeting of Holders, stating the time, place and purpose of the meeting, shall be given by the Trustees by mail to each Holder, at its registered address, mailed at least 10 days and not more than 60 days before the meeting. Notice of any meeting may be waived in writing by any Holder either before or after such meeting. The attendance of a Holder at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Holder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. At any meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

           In the case of The Series Portfolio and each Feeder Trust and each Stand Alone Trust, where separate meetings are held for Holders of each of the individual series to vote on a matter required to be voted on by

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
  Holders of the
  Trust in the aggregate, as provided in Article III, Section 1 above, notice of each such separate meeting shall be provided in the manner described above in this Section 2.

           Section 3. Record Date for Meetings. For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting, the Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders as a record date for the determination of the Persons to be treated as Holders for such purpose.

           In the case of The Series Portfolio and each Feeder Trust and each Stand Alone Trust, where separate meetings are held for Holders of each of the individual series to vote on a matter required to be voted on by Holders of the Trust in the aggregate, as provided in Article III, Section 1 above, the record date of each such separate meeting shall be determined in the manner described above in this Section 3.

           Section 4. Voting, Proxies, Inspectors of Election. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote is to be taken. A proxy may be revoked by a Holder at any time before it has been exercised by placing on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, a later dated proxy or written revocation. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of the Trust or of one or more Trustees or of one or more officers of the Trust. No proxy shall be valid after one year from the date of its execution, unless a longer period is expressly stated in the proxy.

           In the case of each Master Trust, only Holders on the record date shall be entitled to vote and each such Holder shall be entitled to a vote proportionate to its Interest. In the case of each Feeder Trust, (i) only Holders on the record date shall be entitled to vote, and (ii) each whole Share shall be entitled to vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. In the case of each Stand Alone Trust, unless the Trustees determine that each Share will entitle Holders to one vote per Share, on any matter submitted to a vote of Holders of Shares of any series or class thereof, if any, each dollar of net asset value (number of Shares owned times net asset value per Share of such series or class, as applicable) shall be entitled to one vote on any matter on which such shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust shall not be voted. In the case of each Feeder Trust and each Stand Alone Trust, (i) Shares shall be voted by individual series or classes thereof, if any, on any matter submitted to a vote of the Holders of the Trust except as provided in Section 6.9(g) of the Declaration, and (ii) at any meeting of Holders of the Trust or of any series or class thereof, if any, a Shareholder Servicing Agent may vote any Shares as to which such Shareholder Servicing Agent is the agent of record.

           The Chairman of the meeting may, and upon the request of the Holders of 10% of the Interests or Shares, as the case may be, entitled to vote at such election shall, appoint one or three inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election certify the result of the vote taken. No candidate for Trustee shall be appointed such inspector. If there are three inspectors of election, the decision, act or certification of a majority is effective in all respects as the decision, act or certificate of all.

           At every meeting of the Holders, all proxies shall be required and taken in charge of and all ballots shall be required and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, the acceptance or rejection of votes and any other questions related to the conduct of the vote with fairness to all Holders, unless inspectors of election shall have been appointed, in which event the inspectors of election shall decide all such questions. On request of the Chairman of the meeting, or of any Holder or his proxy, the Secretary shall make a report in writing of any question determined and shall execute a certificate of facts found, unless inspectors of election shall have been appointed, in which event the inspectors of election shall do so.

           When an Interest is held or Shares are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest or Shares, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest or Shares. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

           Section 5. Holder Action by Written Consent. In the case of each Master Trust, any action which may be taken by Holders may be taken without a meeting if Holders of all Interests entitled to vote consent to the action in writing and the written consents are filed with the records of the meetings of Holders. In the case of each Feeder Trust and each Stand Alone Trust, any action which may be taken by Holders may be taken without a meeting if Holders holding a majority of Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Holders.

           Such consents shall be treated for all purposes as a vote taken at a meeting of Holders. Each such written consent shall be executed by or on behalf of the Holder delivering such consent and shall bear the date of such execution. No such written consent shall be effective to take the action referred to therein unless, within one year of the earliest dated consent, written consents executed by a sufficient number of Holders to take such action are filed with the records of the meetings of Holders.

           Section 6. Conduct of Meetings. The meetings of the Holders shall be presided over by the Chairman, or if he is not present, by a Chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then the meeting shall elect its secretary

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
                                     ARTICLE IV

                                      TRUSTEES

           Section 1. Place of Meeting, etc. The Trustees may hold their meetings, have one or more offices, and keep the books of the Trust, inside or outside the state of organization of the Trust or the United States of America, at any office of the Trust or at any other place as they may from time to time determine, or in the case of meetings, as they may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

           Section 2. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman or any two Trustees. The President, the Secretary or an Assistant Secretary may call meetings only upon the written direction of the Chairman or two Trustees. The Trustees shall hold an annual meeting for the election of officers and transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. Notice shall be given of any proposed action to be taken by written consent. Notice of a meeting or proposed action to be taken by written consent may be given by telegram (which term shall include a cablegram), by telecopier or delivered personally (which term shall include by telephone), as well as by mail. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Trustees need be stated in the notice or waiver of notice of such meeting.

           Section 3. Quorum. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in the Declaration, the 1940 Act or other applicable law, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present). In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

           With respect to actions of the Trustees, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes and shall be entitled to vote to the extent permitted by the 1940 Act.

           Section 4. Committees. The Trustees, by the majority vote of all the Trustees then in office, may appoint from the Trustees committees which shall in each case consist of such number of Trustees (not less than two) and shall have and may exercise such powers as the Trustees may determine in the resolution appointing them. Unless provided otherwise in the Declaration or by the Trustees, a majority of all the members of any such committee may determine its actions and fix the time and place of its meetings. With respect to actions of any committee, Trustees who are Interested Persons of the Trust or otherwise interested in any action to be taken may be counted for quorum purposes and shall be entitled to vote to the extent permitted by the 1940 Act. The Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee. Each committee

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
  shall keep regular minutes of its meetings and cause them to be filed with the minutes of the proceedings of the Trustees.

           Section 5. Telephone Meetings. All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participating in a meeting by means of such communications equipment shall constitute presence in person at such meeting. Any conference telephone meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.

           Section 6. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed either by all the Trustees or all members of such committee then in office or by an 80% majority of the Trustees or an 80% majority of members of such committee, provided that no action by 80% majority consent shall be effective unless and until (i) each Trustee or committee member signing such consent shall have been advised in writing of the following information: the identity of any Trustee or committee member not signing such consent and the reasons for his not signing; and (ii) after receiving such information signing Trustees or committee members who represent an 80% majority then in office indicate in writing that the consent shall become effective by 80% majority, rather than unanimous, consent. All such effective written consents shall be filed with the minutes of the proceedings of the Trustees and treated as a vote for all purposes.

           Section 7. Compensation. The Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Trustees.

           Section 8. Chairman. The Trustees may, by a majority vote of all the Trustees, elect from their own number a Chairman, to serve until his successor shall have been duly elected and qualified; the Chairman may serve on committees of the Trustees. The Chairman shall not be an officer of the Trust solely by virtue of his serving as Chairman. The Chairman shall preside at all meetings of the Trustees at which he is present, shall serve as the liaison between the Trustees and the officers of the Trust and between the Trustees and their staff and shall have such other duties as from time to time may be assigned to him by the Trustees.

           Section 9. Trustees' Staff; Counsel for the Trust and Trustees, etc. The Trustees may employ or contract with one or more Persons to serve as their staff and to provide such services related thereto as may be determined from time to time. The Trustees may employ attorneys as counsel for the Trust and/or the Trustees and may engage such other experts or consultants as may be determined from time to time.

                                      ARTICLE V

                                      OFFICERS

           Section 1. General Provisions. The Trustees may elect or appoint such officers or agents as the business of the Trust may require, including without limitation a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, one or more Assistant Treasurers and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

           Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these ByLaws, each of the principal executive officer described in Section 4 below, the Treasurer and the Secretary shall hold office until a successor shall have been duly elected and qualified, and any other officers shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same Person, provided that at least two different individuals shall serve as officers. Any officer may be, but does not need be, a Trustee.

           Section 3. Removal. The Trustees may remove any officer with or without cause by a vote of a majority of the Trustees. Any subordinate officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

           Section 4. Powers and Duties of the Chief Executive Officer; President. The Chief Executive Officer, if any, shall be the principal executive officer of the Trust. Subject to the control of the Trustees, the Chief Executive Officer shall (i) at all times exercise general supervision and direction over the affairs of the Trust, (ii) have the power to grant, issue, execute or sign such documents as may be deemed advisable or necessary in the ordinary course of the Trust's business and (iii) have such other powers and duties as from time to time may be assigned by the Trustees.

           If there is no Chief Executive Officer, the President shall be the principal executive officer of the Trust and shall have the powers and duties set forth above in this Section 4. If there is a Chief Executive Officer and a President, the President shall have such powers and duties as from time to time may be assigned by the Trustees or the Chief Executive Officer.

           Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, any Vice President designated by the Trustees or the President shall perform all the duties, and may exercise any of the powers, of the President. Each Vice President shall perform such other duties as from time to time may be assigned to him by the Trustees or the Chief Executive Officer.

           Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to the Trust's custodian. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees.

           Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Holders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust, if any; and shall have charge of the Holder lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

           Section 8. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees.

           Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

           Section 10. Compensation of Officers. Subject to any applicable law or provision of the Declaration, any compensation of any officer may be fixed from time to time by the Trustees. No officer shall be prevented from receiving any such compensation as such officer by reason of the fact that he is also a Trustee. If no such compensation is fixed for any officer, such officer shall not be entitled to receive any compensation from the Trust.

           Section 11. Bond and Surety. As provided in the Declaration, any officer may be required by the Trustees to be bonded for the faithful performance of his duties in the amount and with such sureties as the Trustees may determine.

                                     ARTICLE VI

                                        SEAL

           The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                     ARTICLE VII

                                     FISCAL YEAR

           The Trust may have different fiscal years for its separate and distinct series, if applicable. The fiscal year(s) of the Trust shall be determined by the Trustees, provided that the Trustees (or the Treasurer subject to ratification by the Trustees) may from time to time change any fiscal year.

                                    ARTICLE VIII

                                      CUSTODIAN

           Section 1. Appointment and Duties. The Trustees shall at all times employ one or more banks or trust companies having a capital, surplus and undivided profits of at least $50,000,000 as custodian with authority as the Trust's agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Declaration, these By-Laws and the 1940 Act:

           (i) to hold the securities owned by the Trust and deliver the same upon written order; (ii) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; (iii) to disburse such funds upon orders or vouchers; (iv) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and (v) if authorized by the Trustees, to compute the net income of

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
           the
           Trust and the net asset value of the Trust or, in the case of each Feeder Trust and each Stand Alone Trust, Shares; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

           The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees. Subject to the approval of the Trustees, the custodian may enter into arrangements with securities depositories. All such custodial, sub-custodial and depository arrangements shall be subject to, and comply with, the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

           Section 2. Successor Custodian. The Trust shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

           (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian; (ii) require that the cash and securities owned by the Trust be delivered directly to the successor custodian; and (iii) in the event that no successor custodian can be found, submit to the Holders before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor custodian, the question whether the Trust shall be liquidated or shall function without a custodian.

                                     ARTICLE IX

                                   INDEMNIFICATION

           In the case of each Master Trust, insofar as the conditional advancing of indemnification monies under Section 5.4 of the Declaration for actions based upon the 1940 Act may be concerned, such payments will be made only on the following conditions:

           (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay the amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Trust by reason of indemnification; and (iii) (a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayment may be obtained by the Trust without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Trust's disinterested, nonparty Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

                                    ARTICLE X

                         AMENDMENTS, ADDITIONAL TRUSTS, ETC.


                    The Trustees shall have the power to alter, amend or repeal these By-Laws or adopt new By-Laws at any time to the extent such power is not reserved to the Holders by the 1940 Act, other applicable law or the Declaration. Action by the Trustees with respect to these By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

           One or more additional trusts may be added to Schedule I or Schedule II by resolution of the trustees of such trust(s), provided that the trustees of such trust(s) are identical to the Trustees of the Master Trusts, the Feeder Trusts and the Stand Alone Trusts immediately prior to such addition.

           In the case of each Master Trust, the Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust. In the case of each Feeder Trust and each Stand Alone Trust, the Declaration refers to the Trustees not individually, but as Trustees under the Declaration, and no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Holders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

  JPM345A

                                      SCHEDULE I
                                     MASTER TRUSTS


                                      State of         Date of    Date
                                      Organiza-        Declara-   By-Laws
  Trust                               tion             tion       Adopted

  The Treasury Money Market           New York         11/4/92    10/10/96
    Portfolio
  The Money Market Portfolio          New York          1/29/93   10/10/96
  The Tax Exempt Money Market         New York          1/29/93   10/10/96
    Portfolio
  The Short Term Bond Portfolio       New York          1/29/93   10/10/96
  The U.S. Fixed Income Portfolio     New York          1/29/93   10/10/96
  The Tax Exempt Bond Portfolio       New York          1/29/93   10/10/96
  The Selected U.S. Equity Portfolio  New York          1/29/93   10/10/96
  The U.S. Small Company Portfolio    New York          1/29/93   10/10/96
  The Non-U.S. Equity Portfolio       New York          1/29/93   10/10/96
  The Diversified Portfolio           New York          1/29/93   10/10/96
  The Non-U.S. Fixed Income           New York          6/13/93   10/10/96
    Portfolio
  The Emerging Markets Equity         New York          6/13/93   10/10/96
    Portfolio
  The New York Total Return Bond      New York          6/13/93   10/10/96
    Portfolio
  The Series Portfolio                New York          6/14/94   10/10/96

                                   SCHEDULE II
                                  FEEDER TRUSTS



                                  State of          Date of      Date
                                  Organization      Declara-     By-Laws
  Trust                                             tion         Adopted

  The JPM Pierpont Funds          Massachusetts     11/4/92      10/10/96
  The JPM Institutional
           Funds                  Massachusetts     11/4/92      10/10/96

                                     SCHEDULE III
                                  STAND ALONE TRUSTS



                                    State of          Date of     Date
                                    Organization      Declara-    By-Laws
  Trust                                               tion        Adopted

  JPM Series Trust                  Massachusetts     8/15/96      10/10/96